UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2005

EASY.COM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-31329	n/a
(Commission File Number)	(IRS Employer Identification No.)

14 Pico Crescent, Thornhill, Ontario	L4J 8P4
(Address of Principal Executive Offices)	(Zip Code)

(905) 731-0189

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers

On April 19, 2005, Sterling Klein resigned as secretary and director of the Company.  He decided he did not have the necessary time to devote to the affairs of the Company.  Other wise, Mr. Klein had no disagreements with the Company.

On April 19, 2005, Sak Narwal resigned as a director of the Company.  He decided he did not have the necessary time to devote to the affairs of the Company.  Other wise, Mr. Narwal had no disagreements with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 5, 2005

Easy.com, Inc.
By:	/s/ Marvin Winick
Marvin Winick
President

EXHIBIT 99.1

April 19, 2005

Easy.com Inc.

14 Pico Crescent

Thornhill, Ontario

L4J 8P4

Attention: Marvin Winick

                 President

Dear Marvin,

I have decided in the best interests of the Company to resign as a director and officer effective immediately.  I have decided that my time cannot be adequately spent on the affairs of the Company.

I wish you the best of luck in your future endeavours on behalf of the Company.

Sincerely,

s/s Sterling Klein

Sterling Klein

EXHIBIT 99.2

April 19, 2005

Easy.com Inc.

14 Pico Crescent

Thornhill, Ontario

L4J 8P4

Attention: Marvin Winick

                 President

Dear Marvin,

I have decided in the best interests of the Company to resign as a director effective immediately.  I have decided that my time cannot be adequately spent on the affairs of the Company.

I wish you the best of luck in your future endeavours on behalf of the Company.

Sincerely,

s/s Sak Narwal

Sak Narwal